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                                                                                                                        EXHIBIT 11
                                                  J. BAKER, INC. AND SUBSIDIARIES
                                   COMPUTATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE*
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                                                              QUARTER ENDED                       YEAR ENDED
                                                         JAN. 29,        JAN. 30,           JAN. 29,        JAN. 30,
                                                           1994            1993               1994            1993
                                                         --------      ------------         --------       ----------
     PRIMARY:

     Earnings Before Extraordinary Item                 $ 7,957,437     $ 4,914,152       $ 23,311,042    $ 13,277,612

     Extraordinary Item, Net of
       Income Tax Benefit                                         -               -                  -      (2,443,953)
                                                        -----------     -----------       ------------    ------------

       Net Earnings                                     $ 7,957,437     $ 4,914,152       $ 23,311,042    $ 10,833,659
                                                        ===========     ===========       ============    ============


     Weighted average number of common
       shares outstanding                                13,769,260      10,683,894         13,674,553      10,655,498
                                                        ===========     ===========       ============    ============

     Earnings Per Share
       Earnings Before Extraordinary Item               $      .578     $      .460       $      1.704    $      1.246
       Extraordinary item                                         -               -                  -           (.229)
                                                        -----------     -----------       ------------    ------------
                                                        $      .578     $      .460       $      1.704    $      1.017
                                                        ===========     ===========       ============    ============

     ASSUMING FULL DILUTION:

     Earnings Before Extraordinary Item(1)              $ 8,741,437     $ 5,613,759       $ 26,447,042    $ 15,253,631

     Extraordinary Item, Net of
       Income Tax Benefit                                         -               -                  -      (2,443,953)
                                                        -----------     -----------       ------------    ------------

       Net Earnings                                     $ 8,741,437     $ 5,613,759       $ 26,447,042    $ 12,809,678
                                                        ===========     ===========       ============    ============

     Weighted average number of common
       shares outstanding                                13,769,260      10,683,894         13,674,553      10,655,498

     Dilutive effect of outstanding stock options
       and warrants                                         212,246         349,804            270,629         339,801
     Dilutive effect of convertible subordinated debt     4,341,085       4,341,085          4,341,085       2,778,772
                                                        -----------     -----------       ------------    ------------

     Weighted average number of common
       shares as adjusted                                18,322,591      15,374,783         18,286,267      13,774,071
                                                        ===========     ===========       ============    ============

     Earnings per share
       Earnings Before Extraordinary Item               $      .477     $      .365       $      1.446    $      1.107
       Extraordinary Item                                         -               -                  -           (.177)
                                                        -----------     -----------       ------------    ------------
                                                        $      .477     $      .365       $      1.446    $       .930
                                                        ===========     ===========       ============    ============

   (1) For the purpose of calculating fully diluted earnings per share the conversion of the 7% convertible debt results in an after tax benefit from reduced interest expense.

     * This calculation is submitted in accordance with Item 601(b)(11) of Regulation S-K.
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